As filed with the Securities and Exchange Commission on October 27, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NOVAMED, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4116193 (I.R.S. Employer Identification No.)

980 North Michigan Avenue, Suite 1620 Chicago, Illinois (Address of Principal Executive Offices)	60611 (Zip Code)

NovaMed, Inc. 2005 Stock Incentive Plan

NovaMed, Inc. 2005 Restricted Stock Plan

(Full title of the Plan)

Scott T. Macomber

Executive Vice President and Chief Financial Officer

NovaMed, Inc.

980 North Michigan Avenue, Suite 1620

Chicago, Illinois 60611

(Name and address of agent for service)

(312) 664-4100

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)(2)(3)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee (4)
Common Stock, $0.01 par value	1,650,000	$6.99	$11,533,500	$1,357.50

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, which may be issued pursuant to the NovaMed, Inc. 2005 Stock Incentive Plan and the NovaMed, Inc. 2005 Restricted Stock Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Includes associated rights (the “Rights”) to purchase 1/1000 of a share of Series E Junior Participating Preferred Stock, par value $0.01 per share, of NovaMed, Inc. Rights initially attach to and trade with the shares of common stock being registered hereby. The value attributable to the Rights, if any, is reflected in the market price of the common stock.

(3)	1,400,000 shares of common stock are registered for issuance under the NovaMed, Inc. 2005 Stock Incentive Plan and 250,000 shares of common stock are registered for issuance under the NovaMed, Inc. 2005 Restricted Stock Plan.

(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the Nasdaq National Market on October 24, 2005.

PART I

Each prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. NovaMed, Inc. (the “Registrant”) will send or give to each participant in the NovaMed, Inc. 2005 Stock Incentive Plan and to each participant in the NovaMed, Inc. 2005 Restricted Stock Plan a copy of the applicable prospectus. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), neither prospectus is being filed with or included in this Registration Statement. Each prospectus and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitutes a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC by the Registrant are incorporated by reference herein:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004;

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2005;

(3)	The Registrant’s current reports on Form 8-K dated April 12, June 15, July 15 and August 15, 2005; and

(4)	The description of the Registrant’s common stock and the preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 000-26625) filed with the SEC on July 8, 1999, pursuant to the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), and all amendments thereto and reports filed for the purpose of updating such description, other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the SEC or are not regarded to be incorporated herein by reference.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of the Registrant’s common stock covered by this Registration Statement will be passed on for the Registrant by Winston & Strawn LLP. Winston & Strawn LLP and the Winston & Strawn LLP attorneys working on this matter collectively own less than 1% of the outstanding shares of the Registrant’s common stock. Steven V. Napolitano, a partner of Winston & Strawn LLP, is a member of the Registrant’s board of directors.

Item 6.	Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty as a director, except for liability for:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant’s Amended and Restated Certificate of Incorporation also contains provisions that require the Registrant to indemnify its directors and permit the Registrant to indemnify its officers and employees to the fullest extent permitted by Delaware law, including circumstances where indemnification would be discretionary. However, the Registrant is not obligated to indemnify a person:

•	with respect to proceedings, claims or actions initiated or brought voluntarily by the person and not by way of defense; and

•	for any amounts paid in settlement of an action indemnified against by the Registrant without the Registrant’s prior written consent.

The Registrant has obtained directors’ and officers’ liability insurance and has entered into indemnity agreements with each of its directors and some of its officers providing for this indemnification. The Registrant believes these measures are essential to attracting and retaining qualified persons as directors and officers.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.1	NovaMed, Inc. 2005 Stock Incentive Plan (incorporated by reference to Annex B to the Registrant’s definitive proxy statement on Schedule 14A filed on April 29, 2005)

4.2	NovaMed, Inc. 2005 Restricted Stock Plan

4.3	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on July 27, 1999 (Registration Statement No. 333-79271))

4.4	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the period ended December 31, 2000)

4.5	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on July 6, 1999 (Registration Statement No. 333-79271))

4.6	Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed July 27, 1999 (Registration Statement No. 333-79271))

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 27th day of October, 2005.

NOVAMED, INC.

By:	/s/ SCOTT T. MACOMBER
Scott T. Macomber Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott T. Macomber, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SCOTT T. MACOMBER Scott T. Macomber	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	October 27, 2005

/S/ JOHN P. HART John P. Hart	Vice President, Corporate Controller (Principal Accounting Officer)	October 27, 2005

/S/ ROBERT J. KELLY Robert J. Kelly	Presiding Director	October 27, 2005

/S/ R. JUDD JESSUP R. Judd Jessup	Director	October 27, 2005

/S/ SCOTT H. KIRK, M.D. Scott H. Kirk, M.D.	Director	October 27, 2005

/S/ STEVEN V. NAPOLITANO Steven V. Napolitano	Director	October 27, 2005

/S/ C.A. LANCE PICCOLO C.A. Lance Piccolo	Director	October 27, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	NovaMed, Inc. 2005 Stock Incentive Plan (incorporated by reference to Annex B to the Registrant’s definitive proxy statement on Schedule 14A filed on April 29, 2005)

4.2	NovaMed, Inc. 2005 Restricted Stock Plan

4.3	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on July 27, 1999 (Registration Statement No. 333-79271))

4.4	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the period ended December 31, 2000)

4.5	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on July 6, 1999 (Registration Statement No. 333-79271))

4.6	Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed July 27, 1999 (Registration Statement No. 333-79271))

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signature page of this Registration Statement)